Exhibit 99.1

COPANO ENERGY, L.L.C.

DEFERRED COMPENSATION PLAN

Effective as of the 16th day of December, 2008, Copano Energy, L.L.C., a Delaware limited liability company (the “Company”), hereby establishes the Copano Energy, L.L.C. Deferred Compensation Plan (the “Plan”).

PURPOSE

The Plan is intended to constitute an unfunded, nonqualified deferred compensation plan that benefits designated individuals who are members of a select group of management or highly compensated employees.

ARTICLE I

DEFINITIONS

As used in the Plan, the following terms shall have the meaning set forth below:

1.1           Account means the total dollar amount or value evidenced by the last balance posted in accordance with the terms of the Plan to the account record established for such Participant or Beneficiary.  Separate sub-accounts shall be maintained within each Account as deemed necessary by the Committee.

1.2           Affiliate means (i) Copano/Operations, (ii) any corporation or other entity that is required to be aggregated with the Company under Code Sections 414(b), (c), (m) or (o), and (iii) any other entity in which the Company has an ownership interest and which the Company designates as an Affiliate for purposes of the Plan.

1.3           Base Compensation means the total of a Participant’s base salary either (i) paid in such Plan Year in cash to or on behalf of the Participant, or (ii) deferred during the period under the Plan or any plans maintained by a Participating Company and excludable from the Participant’s gross income for such Plan Year.

1.4           Beneficiary means, with respect to a Participant, the person or persons designated in accordance with the Plan to receive any benefits that may be payable upon the death of the Participant.

1.5           Board means the Board of Directors of the Company.

1.6           Bonus means a Participant’s annual bonus payable under the Company’s Management Incentive Compensation Plan or under any similar cash incentive plan; provided that such bonus is “performance-based compensation” within the meaning of Treasury Regulation 1.409A-1(e).

1.7           Bonus Contributions means that portion of a Participant’s Bonus deferred under the Plan.

1.8           Code means the Internal Revenue Code of 1986, as amended.

1.9           Committee means the Compensation Committee of the Board or such other committee appointed by the Board to act on behalf of the Company to administer the Plan.

1.10           Company means Copano Energy, L.L.C., a Delaware limited liability company.

1.11           Copano/Operations means Copano/Operations, Inc. a Texas corporation.

1.12           Deferral Contributions means, for each Plan Year, that portion of a Participant’s Base Compensation deferred under the Plan.

1.13           Effective Date means December 16, 2009, the date that this Plan generally shall be effective.

1.14           ERISA means the Employee Retirement Income Security Act of 1974, as amended.

1.15           Participant means any person who has been admitted to, and has not been removed from, participation in the Plan pursuant to the provisions of Article II.

1.16           Participation Agreement means a written, electronic or other form of agreement approved by the Committee pursuant to which a Participant’s Base Compensation and/or Bonus may be deferred under the Plan.

1.17           Participating Company means the Company and each Affiliate who is an employer of a  Participant under the Plan.

1.18           Plan means the Copano Energy, L.L.C. Deferred Compensation Plan, as contained herein and all amendments hereto.

1.19           Plan Year means the 12-consecutive-month period ending on December 31 of each year.

1.20           Section 409A means Section 409A of the Code.

1.21           Unforeseeable Emergency means (1) a severe financial hardship to the Participant resulting from an illness or accident of the Participant, the Participant’s spouse, the Participant’s Beneficiary, or the Participant’s dependent, (2) loss of the Participant’s property due to casualty, or (3) other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the Participant’s control, as permitted under Treasury Regulation 1.409A-3(i)(3).

ARTICLE II

ELIGIBILITY AND PARTICIPATION

2.1           Eligibility.  The Committee may designate any employee of the Company or any Affiliate as a Participant under the Plan, so long as such individual is a member of a select group of management or highly compensated employees.  The Participation Agreement will determine the terms and conditions of participation for each Participant.

2.2           Procedure for Admission.  Each Participant shall execute a Participation Agreement and complete such forms and provide such data in a timely manner as required by the Committee as a precondition of admission to the Plan.

ARTICLE III

PARTICIPANTS’ ACCOUNTS; DEFERRALS AND CREDITING

3.1           Participants’ Accounts.

(a)           Establishment of Accounts.  The Committee shall establish and maintain an Account on behalf of each Participant.  To the extent provided herein, each Participant’s Account shall be credited, as applicable, with Deferral Contributions and Bonus Contributions, and shall be debited by the amount of any distributions attributable to such Account.  Each Participant’s Account shall be maintained until the value thereof has been distributed to or on behalf of such Participant or his Beneficiary.

(b)           Nature of Contributions and Accounts.  The amounts credited to a Participant’s Account shall be represented solely by bookkeeping entries.  No monies or other assets shall actually be set aside for such Participant, and all payments to a Participant under the Plan shall be made from the general assets of the Participating Companies. A Participating Company’s obligation to pay benefits under the Plan constitutes a mere promise of such Participating Company to pay such benefits, and a Participant or Beneficiary shall be and remain no more than an unsecured, general creditor of such Participating Company.

(c)           Several Liabilities.  Each Participating Company shall be severally (and not jointly) liable for the payment of benefits under the Plan in an amount equal to the total of all undistributed Deferral Contributions and Bonus Contributions withheld from Participants’ Compensation and/or Bonus, as applicable, paid or payable by each such Participating Company.  The Committee shall allocate the total liability to pay benefits under the Plan among the Participating Companies pursuant to this formula, and the Committee’s determination shall be final and binding.

3.2           Participation Agreements.  Subject to the terms and conditions set forth in Section 3.3, a Participation Agreement may provide, as applicable, for (i) the reduction of a Participant’s Base Compensation payable in certain regular paychecks paid during the Plan Year for which the Participation Agreement is in effect, and/or (ii) the reduction of a Participant’s Bonus payable with respect to such Plan Year in the year immediately following such Plan Year.

3.3           Procedure for Deferrals.  Subject to any modifications, additions or exceptions that the Committee, in its sole discretion, deems necessary, appropriate or helpful, the following terms shall apply to such elections:

    (a)           Timing.

(1)           Deferral Contributions.  A Participant’s Participation Agreement with respect to his Base Compensation for any Plan Year must be executed and irrevocable on or before the last day of the Plan Year immediately preceding the Plan Year for which he desires to participate and in which such Base Compensation to be deferred is to be earned and payable.

(2)           Bonus Contributions.  To be effective, a Participant’s Participation Agreement with respect to his Bonus for

(A)	the 2008 Plan Year must be executed and irrevocable on or before December 31, 2008; and

(B)	any Plan Year other than the 2008 Plan Year must be executed and irrevocable on or before June 30th of the Plan Year with respect to which such Bonus is to be paid.

    (b)           Term.  Each Participant’s Participation Agreement shall become and remain effective for the period specified therein.

    (c)           Crediting of Deferral Contributions and Bonus Contributions.  For each Plan Year that a Participant has a Participation Agreement in effect, the Committee shall credit the amount of such Participant’s Deferral Contributions or Bonus Contributions, as applicable, to his Account as of the date on which such amount would have been paid to him but for his Participation Agreement, or as soon as administratively practicable thereafter. The value of a Participant’s Account as of any date shall be equal to the aggregate value of all contributions deemed credited to his Account, less the amount of any distributions as of such date, determined in accordance with this Article III.  In determining the value of the Accounts, the Committee shall exercise its best judgment, and all such determinations of value (in the absence of bad faith) shall be binding upon all Participants and their Beneficiaries.

ARTICLE IV

VESTING AND PAYMENT OF ACCOUNT BALANCES

4.1           Vesting.  A Participant shall become vested in his Deferral Contributions and Bonus Contributions credited to his Account in accordance with and subject to the terms and conditions of the Participation Agreement.

4.2           Benefit Payments and Timing of Distributions.  The amounts credited to a Participant’s Account shall be distributed in cash in accordance with the terms set forth in the Participation Agreement, provided that such terms specify a time of payment compliant with Section 409A.

4.3           Beneficiary Designation.  Unless otherwise provided by the Committee, a Participant may designate and from time to time may redesignate his Beneficiary in such form and manner as the Committee may determine.  If a Participant does not designate a Beneficiary under the Plan, any Beneficiary affirmatively designated under the Company’s 401(k) Plan shall be treated as the Beneficiary designated under the Plan or, if no such designation exists or it is otherwise ineffective, the Beneficiary of such Participant shall be the estate of the Participant.

4.4           Offset for Obligations to the Company.  Notwithstanding anything herein to the contrary, if a Participant or Beneficiary has any outstanding obligation to the Company or any Affiliate (whether or not such obligation is related to the Plan), the Committee may cause the Account balance of such Participant or Beneficiary to be reduced and offset by, and to be applied to satisfy, the amount of such obligation, provided such offset satisfies the requirements of Treasury Regulation 1.409A-3(j)(4)(xiii).

4.5           Taxes.  The Committee may make such provisions as it may deem appropriate for the withholding of any federal, state and other governmental withholding tax which it determines is required in connection with this Plan.

4.6           Acceleration of Benefits.  Notwithstanding any other provision of the Plan to the contrary, in no event shall the Plan permit the acceleration of the time or schedule of any payment or distribution under the Plan, except that the Committee may accelerate a payment or distribution under the Plan as provided below:

(1)           to fulfill a domestic relations order, as provided in Treasury Regulation 1.409A-3(j)(4)(ii);

(2)           to comply with a certificate of divestiture, as provided in Treasury Regulation 1.409A-3(j)(4)(iii);

(3)           to pay employment taxes on such deferred compensation, as provided in Treasury Regulation 1.409A-3(j)(4)(vi); or

(4)           if provided for in the Participation Agreement, upon an Unforeseeable Emergency.

ARTICLE V

CLAIMS PROCEDURE

5.1           Claims.  If a Participant or Beneficiary has any grievance, complaint or claim concerning any aspect of the operation or administration of the Plan, including but not limited to claims for benefits, the Participant shall submit the claim in accordance with the procedures set forth in this Section.  All benefit claims under the Plan shall be sent to the Committee and must be received within 60 days following the time the payment of any benefit under the Plan would be due. The decision will be made within 60 days after the Committee receives the claim unless the Committee determines additional time due to special circumstances is needed. If the Committee determines that an extension to process a claim is required, the final decision may be deferred up to 150 days after the claim is received, if the claimant is notified in writing of the need for the extension and the anticipated date of a final decision before the end of the initial 60 day period.  If the Committee decides that any individual who has claimed a right to receive benefits, or different benefits, under the Plan is not entitled to receive all or any part of the benefits claimed, it will inform the claimant in writing, in terms calculated to be understood by the claimant, of the specific reasons for the denial, the Plan provisions on which the denial is based, a description of additional material or information necessary to perfect the claim and an explanation of why the material or information is needed, and an explanation of the Plan’s claim review procedures, including the individual’s right to bring a civil action under Section 502(a) of ERISA following a denial on review. The claimant is entitled to a full and fair review of the denied claim after actual or constructive notice of a denial.

5.2           Appeal.  If a claim is denied, the claimant, or his authorized representative, may file a written request for review with the Committee, setting forth the grounds for the request and any supporting facts, comments or arguments he wishes to make, within 60 days after actual or constructive notice of the denial. If a written request for review is not received within this 60 day period, the denial will be final. The claimant shall have reasonable access to all relevant documents pertaining to the claim.  If a claimant requests review of a claim, the Committee or the persons responsible to conduct the review on the Committee’s behalf shall conduct a full review of the claim. Unless special circumstances require an extension of the review period, the Committee will render its decision no later than the date of its next regularly scheduled meeting, unless the request is filed less than 30 days before that meeting. If the request is filed less than 30 days before a regularly scheduled meeting, the Committee will render its decision no later than the date of the second regularly scheduled meeting after it receives the request. However, if special circumstances require an extension of the review period, a final decision shall be rendered no later than the third regularly scheduled meeting after it receives the request for review, if the claimant is notified in writing of the special circumstances and the date of the expected decision, before the time is extended due to special circumstances. Committee decisions shall be in writing and provided no later than five days after the decision is made. The decision shall include specific reasons for the action taken, including the specific Plan provisions on which the decision is based, and an explanation of the individual’s right to bring a civil action under Section 502(a) of ERISA. The claimant shall be notified of the right to reasonable access, on request, to relevant documents or other information without charge.

ARTICLE VI

COMMITTEE

6.1           Rights and Duties.  The Committee shall administer the Plan and shall have all the powers necessary to accomplish that purpose, including (but not limited to) the following:

(a)           To construe, interpret and administer the Plan;

(b)           To make determinations required by the Plan, and to maintain records regarding Participants’ and Beneficiaries’ benefits hereunder;

(c)           To compute the amount and kinds of benefits payable to Participants and Beneficiaries, and to determine the time and manner in which such benefits are to be paid;

(d)           To authorize all disbursements by the Participating Company pursuant to the Plan;

(e)           To maintain all the necessary records of the administration of the Plan;

(f)           To make and publish such rules for the regulation of the Plan as are not inconsistent with the terms hereof;

(g)           To have all powers elsewhere conferred upon it;

(h)           To delegate to other individuals or entities from time to time the performance of any of its duties or responsibilities hereunder; and

(i)           To hire agents, accountants, actuaries, consultants and legal counsel to assist in operating and administering the Plan.

The Committee shall have the exclusive right to construe and interpret the Plan, to decide all questions of eligibility for benefits and to determine the amount of such benefits, and its decisions on such matters shall be final and conclusive on all parties.

6.2           Expenses, Indemnity and Liability.  The Committee and its members shall serve as such without bond and without compensation for services hereunder.  All expenses of the Committee shall be paid by the Participating Companies.  No member of the Committee shall be liable for any act or omission of any other member of the Committee, or for any act or omission on his own part, excepting his own willful misconduct.  The Participating Companies shall indemnify and hold harmless the Committee and each member thereof against any and all expenses and liabilities, including reasonable legal fees and expenses, arising out of his membership on the Committee, excepting only expenses and liabilities arising out of his own willful misconduct.

ARTICLE VII

AMENDMENT AND TERMINATION

7.1           Amendments.  The Compensation Committee of the Board shall have the right to amend the Plan in whole or in part at any time.  Any amendment shall be in writing and executed by a duly authorized officer of the Company.  An amendment to the Plan may modify its terms in any respect whatsoever, and may include, without limitation, a permanent or temporary freezing of the Plan such that the Plan shall remain in effect with respect to existing Account balances without permitting any new contributions; provided, no such action may reduce the amount already credited to a Participant’s or Beneficiary’s Account without the affected Participant’s or Beneficiary’s written consent.

7.2           Termination of the Plan.  The Company expects to continue the Plan but reserves the right to discontinue and terminate the Plan at any time and for any reason.  Any action to terminate the Plan shall be taken by the Compensation Committee of the Board in the form of a written Plan amendment executed by a duly authorized officer of the Company.  If the

Plan is terminated, each Participant’s Account shall be distributed in accordance with the applicable Participation Agreement and with the applicable provisions of Section 409A.  Such termination shall be binding on all Participants and Beneficiaries.

ARTICLE VIII

MISCELLANEOUS

8.1           Compliance with Section 409A.  The Plan is intended to comply with Section 409A and the provisions of this Plan will be administered, interpreted and construed accordingly (or disregarded to the extent such provision cannot be so administered, interpreted, or construed).  Notwithstanding any provision of this Plan to the contrary, any payment under this Plan that the Company determines are subject to the suspension period under Section 409A(a)(2)(B) shall not be paid or commence until a date following six months after the Participant's separation from service, or if earlier, the Participant’s death.

8.2           No Employment Contract.  Nothing herein contained is intended to be nor shall be construed as constituting a contract or other arrangement between the Company or any Participating Company and any Participant to the effect that the Participant will be employed by a Participating Company for any specific period of time.

8.3           Headings.  The headings of the various articles and sections in the Plan are solely for convenience and shall not be relied upon in construing any provisions hereof.  Any reference to a section shall refer to a section of the Plan unless specified otherwise.

8.4           Gender and Number.  Use of any gender in the Plan will be deemed to include both genders when appropriate, and use of the singular number will be deemed to include the plural when appropriate, and vice versa in each instance.

8.5           Successors.  The Company and the Participating Companies shall require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company and/or the Participating Companies to expressly assume the obligations hereunder in the same manner and to the same extent that the Company and the Participating Companies would be required to perform if no such succession had taken place.

8.6           Assignment of Benefits.  The right of a Participant or Beneficiary to receive payments under the Plan shall not be anticipated, alienated, sold, assigned, transferred, pledged, encumbered, attached or garnished by creditors of such Participant or Beneficiary, except by will or by the laws of descent and distribution and then only to the extent permitted under the terms of the Plan.

8.7           Legally Incompetent.  The Committee, in its sole discretion, may direct that payment due to be made to an incompetent or disabled person, whether because of minority or mental or physical disability, instead be paid to the guardian of such person or to the person having custody of such person, without further liability either on the part of the Participating Companies for the amount of such payment to the person on whose account such payment is made.

8.8           Governing Law.  The Plan shall be construed, administered and governed in all respects in accordance with applicable federal law (including ERISA) and, to the extent not preempted by federal law, in accordance with the laws of the State of Texas.  If any provisions of this instrument shall be held by a court of competent jurisdiction to be invalid or unenforceable, the remaining provisions hereof shall continue to be fully effective.

IN WITNESS WHEREOF, the Company has caused the Plan to be executed by its duly authorized officer on the date first written above.

COPANO ENERGY, L.L.C.

By:	/s/ John R. Eckel, Jr.
John R. Eckel, Jr.
Chairman and Chief Executive Officer